UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive, Holland, MI (Address of principal executive offices)	49424 (Zip Code)

Registrant’s telephone number, including area code (616) 820-1444

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02       Unregistered Sales of Equity Securities.

On June 5, 2009, Macatawa Bank Corporation issued 312,500 shares of its common stock for an aggregate offering price of $1,000,000 in cash ($3.20 per common share). The common stock was offered and sold in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Company received an appropriate representation as to the accredited investor status (as defined in Rule 501 of Regulation D) of each person purchasing the common stock, no offers or sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, and the Company received appropriate representations that the shares were acquired for investment purposes and not with a view to distribution. The shares that were sold have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2009	MACATAWA BANK CORPORATION (Registrant) By: /s/ Jon W. Swets —————————————— Jon W. Swets Chief Financial Officer